EX-23.2

                           WHEELER, WASOFF & CO., P.C.
                                 1601 Blake St.
                                Denver, CO 80202
                           Telephone: (303) 572-8900
                              Fax: (303) 572-8927


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: ATNG, Inc.
    Commission File #000-28519

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of ATNG, Inc. dated February 15, 2002.


                                       Wheeler, Wasoff & Co., P.C.


                                      /s/ Wheeler, Wasoff & Co., P.C.
                                        ---------------------------------------

Denver, Colorado
February 15, 2002